UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2013

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2013, Sucampo AG, a subsidiary of Sucampo Pharmaceuticals, Inc. (the “Company”), entered into a consulting agreement with Peter Lichtlen, M.D., Ph.D., who will no longer be working for the Company after the expiration of the three months’ notice period under his employment agreement which notice period ends as of September 14, 2013.

Under the terms of the consulting agreement, Dr. Lichtlen will provide senior medical officer and related services to Sucampo AG from September 15, 2013 until March 31, 2014 at a minimum number of hours per month and at a fixed hourly rate.

Exhibit Consulting Agreement.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

99.1           Consulting Agreement with Peter Lichtlen, P.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: September 17, 2013	By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp Title: EVP, Chief Legal Officer and Corporate Secretary